February 21, 1997





U.S. Securities and Exchange Commission

Judiciary Plaza

450 Fifth Street, N.W.

Washington, D.C., 20549



Re: Lepercq-Istel Fund

        Rule 24f-2 Notice

        CIK#: 0000052761

        1933 Act Registration No: 2-10841

        1940 Act File No. : 811-631



Dear Ladies and Gentlemen:



On behalf of the Lepercq-Istel Fund (the "Registrant") and pursuant to Rule 24f-2 under the Investment Company Act of 1940, as amended, transmitted herewith for filing, via EDGAR, are the following documents:





        1). One (1) copy of the Registrant's Rule 24f-2 Notice for the funds listed above for the fiscal year ended on December 31, 1996.



        2). One (1) copy of the Opinion of Counsel for the Registrant with respect to securities sold during its fiscal year ended December 31, 1996.



        Please note that there was no filing fee required.



Any questions with respect to this registration notice should be directed to the undersigned at 414-287-3851. Thank you for your assistance in handling this matter.



Respectfully,





Dana L. Armour

Compliance Administrator, Firstar Trust Company